UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2002

                        NICHOLAS INVESTMENT COMPANY, INC.
                              (Name of Registrant)

  Nevada                                 000-31899           33-788293
(State or other jurisdiction            (Commission         (IRS Employer
        of incorporation)                File Number)    Identification No.)


                 2220 Otay Lakes Road #50295, Eastlake, CA 91915
                    (Address of principle executive offices)

Registrants telephone number, including area code     (619) 421-5492

                                       N/A

          (Former name or former address, if changed since last report)


     Check  whether  the issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

         Yes      [  X  ]                            No     [     ]

The Company had 11,345,667 shares of common stock outstanding at December 31, 2001.

Transitional Small Business Disclosure Format (check one):


         Yes      [  X ]                             No     [     ]



Item 1.  Changes in Control of Registrant

         No event to report

Item 2.  Acquisition or Disposition of Assets

     On April 1, 2002 the Company acquired 100% of the common stock of Virgin Lake Development Corporation, a Nevada corporation in exchange for 6,000,000 shares of $.001 par value common stock

Item 3.   Bankruptcy or Receivership

         No event to report.

Item 4.  Changes in Registrants Certifying Accountant

         No event to report.

Item 5.  Other Matters

         No event to report.

Item 6. Changes in Directors

     George Barger, Alex M. Peluffo, Darryl E. Schuttloffel and Howard L. Simonton were appointed to the Board of Directors.

Item 7.  Financial Statements

     The financial statements of Virgin Lakes Development and its subsidiaries are presently being audited and will be subsequently filed.

Exhibits

1.       Purchase Agreement

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                            NICHOLAS INVESTMENT COMPANY,  INC.


                                             /s/ John Kirchner
                                            John Kirchner, President

Dated this 15th day of April 2002.